                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports dated February 13, 1997, included in this Form 10-K into Metrocall's previously filed Registration Statements on Form S-3, File No. 33-81606; Form S-3, File No. 33-92520; Form S-3, File No. 333-13123; Form S-8,
File No. 33-83452, and Form S-8; File No. 33-99556.

                                          ARTHUR ANDERSEN LLP

Washington, D.C.

May 7, 1997